Rogers Corporation Reports Fourth Quarter and Full Year 2024 Results

Q4 Results In Line with Expectations

Chandler, Arizona, February 19, 2025: Rogers Corporation (NYSE:ROG) today announced financial results for the full year and fourth quarter of 2024.

"Our results were consistent with our guidance expectations for the fourth quarter,” stated Colin Gouveia, Rogers' President and CEO. "As anticipated, sales declined due to seasonally lower portable electronics sales and lower wireless infrastructure and industrial revenues. Despite macro and market challenges impacting full year sales, our focused efforts to deliver operations and procurement cost savings, optimize yields and drive throughput improvements helped mitigate the effect of the lower sales on gross margins. These actions, combined with effective expense and working capital management, enabled us to generate solid cash flow and execute our capital allocation priorities.

"Many of our customers remain cautious about the timing of a recovery in the EV/HEV and industrial markets," said Gouveia. "In 2025, we continue to focus on securing new design wins, improving our cost structure and maintaining a strong balance sheet. We are executing on our commercial, innovation and manufacturing footprint priorities, and are confident that these actions will position Rogers to win when market conditions begin to improve."

Financial Overview

GAAP Results (dollars in millions, except per share amounts)	Q4 2024	Q3 2024	Q4 2023	2024	2023
Net Sales	$192.2	$210.3	$204.6	$830.1	$908.4
Gross Margin	32.1%	35.2%	32.9%	33.4%	33.8%
Operating Margin	(6.6%)	6.9%	14.9%	3.0%	9.4%
Net Income (Loss)	$(0.5)	$10.7	$23.2	$26.1	$56.6
Net Income (Loss) Margin	(0.3%)	5.1%	11.3%	3.1%	6.2%
Diluted Earnings (Loss) Per Share	$(0.03)	$0.58	$1.24	$1.40	$3.03
Net Cash Provided by Operating Activities	$33.7	$42.4	$71.9	$127.1	$131.4

Non-GAAP Results[1] (dollars in millions, except per share amounts)	Q4 2024	Q3 2024	Q4 2023	2024	2023
Adjusted Operating Margin	4.7%	11.7%	6.3%	8.1%	11.2%
Adjusted Net Income	$8.6	$18.2	$11.3	$50.5	$70.7
Adjusted Earnings Per Diluted Share	$0.46	$0.98	$0.60	$2.72	$3.78
Adjusted EBITDA	$23.3	$35.2	$23.4	$118.7	$147.7
Adjusted EBITDA Margin	12.1%	16.7%	11.4%	14.3%	16.3%
Free Cash Flow	$18.3	$25.2	$49.4	$71.0	$74.4

Net Sales by Operating Segment (dollars in millions)	Q4 2024	Q3 2024	Q4 2023	2024	2023
Advanced Electronics Solutions (AES)	$102.4	$112.2	$117.3	$452.2	$509.7
Elastomeric Material Solutions (EMS)	$86.3	$94.2	$83.4	$360.9	$379.0
Other	$3.5	$3.9	$3.9	$17.0	$19.7

1 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

Q4 2024 Summary of Results
Net sales of $192.2 million decreased 8.6% versus the prior quarter resulting from lower sales in the AES and EMS business units. AES net sales decreased by 8.7% primarily related to lower wireless infrastructure sales, partially offset by higher ADAS and EV/HEV sales. EMS net sales decreased by 8.4% primarily from lower industrial and portable electronics sales, partially offset by higher aerospace and defense sales. Currency exchange rates favorably impacted total company net sales in the fourth quarter of 2024 by $0.6 million compared to the prior quarter.

Gross margin decreased to 32.1% from 35.2% in the prior quarter primarily from lower volume and unfavorable product mix.

Selling, general and administrative (SG&A) expenses increased by $4.8 million from the prior quarter to $49.9 million. The increase in SG&A expenses was primarily due to higher factory start-up costs.

GAAP operating margin of (6.6)% decreased from 6.9% in the prior quarter, primarily due to higher restructuring charges and lower gross margin. Adjusted operating margin of 4.7% decreased by 700 basis points versus the prior quarter.

Other income (expense), net increased by $11.1 million from the prior quarter primarily related to a $7.7 million gain in connection with the dissolution of a joint venture.

GAAP earnings per diluted share were $(0.03) compared to earnings per diluted share of $0.58 in the previous quarter. On an adjusted basis, earnings were $0.46 per diluted share compared to earnings of $0.98 per diluted share in the prior quarter.

Ending cash and cash equivalents were $159.8 million, an increase of $13.4 million versus the prior quarter. Net cash provided by operating activities in the fourth quarter was $33.7 million and capital expenditures were $15.4 million.

Financial Outlook

(dollars in millions, except per share amounts)	Q1 2025
Net Sales	$180 to $195
Gross Margin	29.0% to 30.5%
Earnings (Loss) Per Diluted Share[1]	($0.26) to $0.04
Adjusted Earnings Per Diluted Share[2]	$0.10 to $0.40

2025
Capital Expenditures	$40 to $50

1 - Includes expected restructuring charges associated with the wind-down of AES manufacturing operations in our Evergem, Belgium facility
2 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

Conference Call and Additional Information
A conference call to discuss the results for the first quarter will take place today, Wednesday, February 19, 2025 at 5:00 pm ET. A live webcast of the event and the accompanying presentation can be accessed on the Rogers Corporation website at https://www.rogerscorp.com/investors.

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States (U.S.), Asia and Europe, with sales offices worldwide.

Safe Harbor Statement
Statements included in this release that are not a description of historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are generally accompanied by words or phrases such as “anticipate,” “assume,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “seek,” “target” or similar expressions that convey uncertainty as to the future events or outcomes. Forward-looking statements are based on assumptions and beliefs that we believe to be reasonable; however, assumed facts almost always vary from actual results, and the differences between assumed facts and actual results could be material depending upon the circumstances. Where we express an expectation or belief as to future results, that expectation or belief is expressed in good faith and based on assumptions believed to have a reasonable basis. We cannot assure you, however, that the stated expectation or belief will occur or be achieved or accomplished. This release contains forward-looking statements regarding our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. Other risks and uncertainties that could cause such results to differ include the following, without limitation: failure to capitalize on, volatility within, or other adverse changes with respect to our growth drivers, due to factors such as intense global competition affecting both the our existing products and products currently under development or delays in adoption or implementation of new technologies; failure to successfully execute on our long-term growth strategy; uncertain business, economic and political conditions in the U.S. and abroad, particularly in China, South Korea, Germany, Belgium, England, and Hungary, where we maintain significant manufacturing, sales or administrative operations; the trade policy dynamics between the U.S. and China reflected in trade agreement negotiations, the imposition of tariffs and other trade restrictions, as well as the potential for U.S.-China supply chain decoupling; fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which they are incorporated into end-user products and systems and the extent to which end-user products and systems incorporating our products achieve commercial success; the ability and willingness of our sole or limited source suppliers to deliver certain key raw materials, including commodities, to us in a timely and cost-effective manner; business interruptions due to catastrophes or other similar events, such as natural disasters, war, terrorism or public health crises; the impact of sanctions, export controls and other foreign asset or investment restrictions; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the Company. Our forward-looking statements are expressly qualified by these cautionary statements, which you should consider carefully. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update or revise any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:
Steve Haymore
Phone: 480-917-6026
Email: stephen.haymore@rogerscorporation.com

Website Address: https://www.rogerscorp.com

(Financial statements follow)

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Twelve Months Ended
(DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE AMOUNTS)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net sales	$192.2	$204.6	$830.1	$908.4
Cost of sales	130.5	137.2	553.0	601.3
Gross margin	61.7	67.4	277.1	307.1

Selling, general and administrative expenses	49.9	51.8	193.4	202.3
Research and development expenses	8.1	10.2	34.6	35.7
Restructuring and impairment charges	16.3	0.5	24.1	16.9
Other operating (income) expense, net	0.1	(25.6)	0.1	(33.1)
Operating income (loss)	(12.7)	30.5	24.9	85.3

Equity income in unconsolidated joint ventures	0.2	0.3	1.4	1.8
Other income (expense), net	9.6	(0.7)	8.8	(0.7)
Interest expense, net	0.2	(1.5)	(0.8)	(10.1)
Income before income tax expense	(2.7)	28.6	34.3	76.3
Income tax expense	(2.2)	5.4	8.2	19.7
Net income (loss)	$(0.5)	$23.2	$26.1	$56.6

Basic earnings per share	$(0.03)	$1.25	$1.40	$3.04
Diluted earnings per share	$(0.03)	$1.24	$1.40	$3.03

Shares used in computing:
Basic earnings per share	18.6	18.6	18.6	18.6
Diluted earnings per share	18.6	18.7	18.6	18.7

Condensed Consolidated Statements of Financial Position (Unaudited)

(DOLLARS AND SHARES IN MILLIONS, EXCEPT PAR VALUE)	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$159.8	$131.7
Accounts receivable, less allowance for credit losses of $1.5 and $1.1	135.3	161.9
Contract assets	23.7	45.2
Inventories, net	142.3	153.5
Asbestos-related insurance recoverables, current portion	4.3	4.3
Other current assets	28.5	30.3
Total current assets	493.9	526.9
Property, plant and equipment, net of accumulated depreciation of $390.8 and $385.7	365.1	366.3
Operating lease right-of-use assets	24.1	18.9
Goodwill	357.6	359.8
Other intangible assets, net of amortization	110.3	123.9
Asbestos-related insurance recoverables, non-current portion	48.0	52.2
Investments in unconsolidated joint ventures	—	11.1
Deferred income taxes	61.5	49.7
Other long-term assets	20.6	8.4
Total assets	$1,481.1	$1,517.2
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$48.1	$50.3
Accrued employee benefits and compensation	41.5	31.1
Accrued income taxes payable	7.7	2.0
Operating lease obligations, current portion	4.0	3.5
Asbestos-related liabilities, current portion	5.4	5.5
Other accrued liabilities	16.8	24.0
Total current liabilities	123.5	116.4
Borrowings under revolving credit facility	—	30.0
Operating lease obligations, non-current portion	20.6	15.4
Asbestos-related liabilities, non-current portion	52.1	56.0
Non-current income tax	5.7	7.2
Deferred income taxes	18.0	22.9
Other long-term liabilities	9.6	10.3
Shareholders’ equity
Capital stock - $1 par value; 50.0 authorized shares; 18.5 and 18.6 shares issued and outstanding	18.5	18.6
Additional paid-in capital	147.3	151.8
Retained earnings	1,181.1	1,155.0
Accumulated other comprehensive loss	(95.3)	(66.4)
Total shareholders' equity	1,251.6	1,259.0
Total liabilities and shareholders' equity	$1,481.1	$1,517.2

Reconciliation of non-GAAP financial measures to the comparable GAAP measures

Non-GAAP Financial Measures:

This earnings release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”):

(1) Adjusted operating margin, which the Company defines as operating margin excluding acquisition and related integration costs, dispositions, intangible amortization, (gains) losses on the sale or disposal of property, plant and equipment, restructuring, severance, impairment and other related costs, non-routine shareholder advisory costs, (income) costs associated with terminated merger, UTIS fire (recoveries) charges and asbestos-related charges (credits);

(2) Adjusted net income, which the Company defines as net income (loss) excluding acquisition and related integration costs, dispositions, intangible amortization, (gains) losses on the sale or disposal of property, plant and equipment, restructuring, severance, impairment and other related costs, non-routine shareholder advisory costs, (income) costs associated with terminated merger, UTIS fire (recoveries) charges, asbestos-related charges (credits), pension settlement charges and the related income tax effect on these items;

(3) Adjusted earnings per diluted share, which the Company defines as earnings (loss) per diluted share excluding acquisition and related integration costs, dispositions, intangible amortization, (gains) losses on the sale or disposal of property, plant and equipment, restructuring, severance, impairment and other related costs, non-routine shareholder advisory costs, (income) costs associated with terminated merger, UTIS fire (recoveries) charges, asbestos-related charges (credits), pension settlement charges, and the related income tax effect on these items, divided by adjusted weighted average shares outstanding - diluted;

(4) Adjusted EBITDA, which the Company defines as net income (loss) excluding acquisition and related integration costs, dispositions, intangible amortization, (gains) losses on the sale or disposal of property, plant and equipment, restructuring, severance, impairment and other related costs, non-routine shareholder advisory costs, (income) costs associated with terminated merger, UTIS fire (recoveries) charges, asbestos-related charges (credits), pension settlement charges, interest expense, net, income tax expense (benefit), depreciation of fixed assets, equity compensation expense, and the related income tax effect on these items;

(5) Adjusted EBITDA Margin, which the Company defines as the percentage that results from dividing Adjusted EBITDA by total net sales;

(6) Free cash flow, which the Company defines as net cash provided by operating activities less non-acquisition capital expenditures.

Management believes adjusted operating margin, adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin are useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies. Management also believes free cash flow is useful to investors as an additional way of viewing the Company's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as alternatives to, financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from, and should not be compared to, similarly named measures used by other companies. Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

Reconciliation of GAAP Operating Margin to Adjusted Operating Margin*:

	2024			2023
	Q4	Q3	YTD	Q4	YTD
GAAP Operating Margin	(6.6)%	6.9%	3.0%	14.9%	9.4%

Acquisition & Divestiture Related Costs:
Acquisition & Related Integration Costs	0.1%	—%	—%	—%	—%
Dispositions	—%	—%	—%	0.5%	0.2%
Intangible Amortization	1.6%	1.5%	1.5%	1.6%	1.5%
(Gain) Loss on Sale or Disposal of PPE	0.1%	—%	—%	(0.9)%	(0.3)%

Restructuring, Business Realignment & Other Cost Saving Initiatives:
Restructuring, Severance, Impairment & Other Related Costs	8.8%	3.3%	3.4%	0.7%	2.2%

Non-Routine Shareholder Advisory Costs	—%	—%	—%	0.3%	0.9%
(Income) Costs Associated with Terminated Merger	—%	—%	—%	0.5%	0.7%
UTIS Fire (Recoveries) Charges	—%	—%	—%	(11.5)%	(3.4)%
Asbestos-Related Charges (Credits)	0.7%	—%	0.2%	0.1%	—%
Total Adjustments	11.3%	4.8%	5.1%	(8.7)%	1.8%
Adjusted Operating Margin	4.7%	11.7%	8.1%	6.3%	11.2%
*Percentages in table may not add due to rounding.

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income*:

	2024			2023
(dollars in millions)	Q4	Q3	YTD	Q4	YTD
GAAP Net Income (Loss)	$(0.5)	$10.7	$26.1	$23.2	$56.6

Acquisition & Divestiture Related Costs:
Acquisition & Related Integration Costs	(7.5)	—	(7.5)	—	0.1
Dispositions	—	—	—	1.1	1.6
Intangible Amortization	3.1	3.1	12.4	3.3	13.4
(Gain) Loss on Sale or Disposal of PPE	0.1	—	0.1	(1.9)	(2.6)

Restructuring, Business Realignment & Other Cost Saving Initiatives:
Restructuring, Severance, Impairment & Other Related Costs	16.9	6.9	28.0	1.4	20.2

Non-Routine Shareholder Advisory Costs	—	—	—	0.6	8.3
(Income) Costs Associated with Terminated Merger	—	—	—	1.1	6.0
UTIS Fire (Recoveries) Charges	—	—	—	(23.6)	(30.5)
Asbestos-Related Charges (Credits)	1.4	—	1.4	0.2	0.2
Pension Settlement Charges	—	—	—	0.1	0.1
Estimated Income Tax Impacts of Adjustments	(5.0)	(2.5)	(10.1)	5.6	(2.8)
Total Adjustments	$9.1	$7.5	$24.4	$(12.1)	$14.0
Adjusted Net Income	$8.6	$18.2	$50.5	$11.3	$70.7
*Values in table may not add due to rounding.

Reconciliation of GAAP Earnings (Loss) Per Diluted Share to Adjusted Earnings Per Diluted Share*:

	2024			2023
	Q4	Q3	YTD	Q4	YTD
GAAP Earnings (Loss) Per Diluted Share	$(0.03)	$0.58	$1.40	$1.24	$3.03

Acquisition & Divestiture Related Costs:
Acquisition & Related Integration Costs	(0.40)	—	(0.40)	—	0.01
Dispositions	—	—	—	0.06	0.09
Intangible Amortization	0.17	0.17	0.67	0.18	0.72
(Gain) Loss on Sale or Disposal of PPE	0.01	—	0.01	(0.10)	(0.14)

Restructuring, Business Realignment & Other Cost Saving Initiatives:
Restructuring, Severance, Impairment & Other Related Costs	0.91	0.37	1.51	0.08	1.08

Non-Routine Shareholder Advisory Costs	—	—	—	0.03	0.44
(Income) Costs Associated with Terminated Merger	—	—	—	0.06	0.32
UTIS Fire (Recoveries) Charges	—	—	—	(1.26)	(1.63)
Asbestos-Related Charges (Credits)	0.08	—	0.08	0.01	0.01
Pension Settlement Charges	—	—	—	0.01	0.01
Estimated Income Tax Impacts of Adjustments	(0.27)	(0.13)	(0.54)	0.30	(0.15)
Impact of Including Dilutive Securities	—	—	—	—	—
Total Adjustments	$0.49	$0.40	$1.31	$(0.64)	$0.76
Adjusted Earnings Per Diluted Share	$0.46	$0.98	$2.72	$0.60	$3.78
*Values in table may not add due to rounding.
**Some amounts have been updated to conform to current period presentation.

The following table reconciles weighted average shares outstanding - diluted under US GAAP to adjusted weighted average shares outstanding - diluted used in the calculation of adjusted diluted EPS:

	2024			2023
(shares in millions	Q4	Q3	YTD	Q4	YTD
Weighed average shares outstanding - diluted	18.6	18.6	18.6	18.7	18.7
Dilutive effect of awards under equity compensation plans	—	—	—	—	—
Adjusted weighted average shares outstanding - diluted	18.6	18.6	18.6	18.7	18.7

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA*:

	2024			2023
(dollars in millions)	Q4	Q3	YTD	Q4	YTD
GAAP Net Income (Loss)	$(0.5)	$10.7	$26.1	$23.2	$56.6

Acquisition & Divestiture Related Costs:
Acquisition & Related Integration Costs	(7.5)	—	(7.5)	—	0.1
Dispositions	—	—	—	1.1	1.6
Intangible Amortization	3.1	3.1	12.4	3.3	13.4
(Gain) Loss on Sale or Disposal of PPE	0.1	—	0.1	(1.9)	(2.6)

Restructuring, Business Realignment & Other Cost Saving Initiatives:
Restructuring, Severance, Impairment & Other Related Costs	16.9	6.9	28.0	1.4	14.6

Non-Routine Shareholder Advisory Costs	—	—	—	0.6	8.3
(Income) Costs Associated with Terminated Merger	—	—	—	0.7	4.0
UTIS Fire (Recoveries) Charges	—	—	—	(23.6)	(30.5)
Asbestos-Related Charges (Credits)	1.4	—	1.4	0.2	0.2
Pension Settlement Charges	—	—	—	0.1	0.1

Interest Expense, net	(0.2)	—	0.8	1.4	10.1
Income Tax Expense	(2.3)	2.8	8.1	5.4	19.7
Depreciation	9.3	8.4	34.1	7.9	37.7
Equity Compensation	2.9	3.4	15.1	3.4	14.3
Total Adjustments	$23.7	$24.6	$92.5	$0.2	$91.0
Adjusted EBITDA	$23.3	$35.2	$118.7	$23.4	$147.7
*Values in table may not add due to rounding.

Calculation of Adjusted EBITDA margin*:

	2024			2023
(dollars in millions)	Q4	Q3	YTD	Q4	YTD
Adjusted EBITDA	$23.3	$35.2	$118.7	$23.4	$147.7
Divided by Total Net Sales	192.2	210.3	830.1	204.6	908.4
Adjusted EBITDA Margin	12.1%	16.7%	14.3%	11.4%	16.3%
*Values in table may not add due to rounding.

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow*:

	2024				2023
(dollars in millions)	Q4	Q3	YTD	Q4	YTD
Net Cash Provided By Operating Activities	$33.7	$42.4	$127.1	$71.9	$131.4
Non-Acquisition Capital Expenditures	(15.4)	(17.2)	(56.1)	(22.5)	(57.0)
Free Cash Flow	$18.3	$25.2	$71.0	$49.4	$74.4
*Values in table may not add due to rounding.

Reconciliation of GAAP Earnings Per Diluted Share to Adjusted Earnings Per Diluted Share Guidance for the 2025 First Quarter:

Guidance Q1 2025
GAAP Earnings (Loss) per Diluted Share	($0.26) to $0.04

Intangible Amortization	$0.11

Other Adjustments*	$0.25

Adjusted Earnings per Diluted Share	$0.10 to $0.40

*Other Adjustments is mainly comprised of expected restructuring charges associated with the wind-down of AES manufacturing operations in our Evergem, Belgium facility

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